Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               ------------------

                             JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)

      Wisconsin                                                       39-0380010
 (State or other jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

         5757 N. Green Bay Avenue
              P. O. Box 591
           Milwaukee, Wisconsin                                     53201
 (Address of principal executive offices)                        (Zip Code)

              Johnson Controls Savings and Investment (401K) Plan
          Johnson Controls World Services Inc. Retirement Savings Plan
      Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan
              ASG/John's Creek Savings and Investment (401K) Plan
                        Prince Employee Retirement Trust
                           (Full title of the plans)

                              --------------------
                                John P. Kennedy
                                   Secretary
                             Johnson Controls, Inc.
                            5757 N. Green Bay Avenue
                                 P. O. Box 591
                           Milwaukee, Wisconsin 53201
                                 (414) 228-1200
(Name, address and telephone number, including area code, of agent for service)

                           --------------------------

                                           CALCULATION OF REGISTRATION FEE

---------------------- ------------------ ------------------- -------------------- -------------------

       Title of             Amount         Proposed Maximum     Proposed Maximum
   Securities to be         to be           Offering Price     Aggregate Offering      Amount of
      Registered          Registered           Per Share              Price         Registration Fee
---------------------- ------------------ ------------------- -------------------- -------------------

Common Stock,           2,400,000 shares      $46.46875(1)        $111,525,000(1)      $31,003.95
$0.16-2/3 par value

Common Stock Purchase   2,400,000 rights         (2)                  (2)                (2)
Rights
---------------------- ------------------ ------------------- -------------------- -------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Johnson Controls, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on October 21, 1998.

(2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                          ----------------------------

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

          The following documents filed with the Commission by Johnson Controls, Inc. (the "Company") or by the Johnson Controls Savings and Investment (401K) Plan, the Johnson Controls World Services Inc. Retirement Savings Plan, the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan, the ASG/John's Creek Savings and Investment (401K) Plan and the Prince Employee Retirement Trust (the "Plans") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for its fiscal year ended September 30, 1997, which includes certified financial statements of the Company as of and for the fiscal year ended September 30, 1997.

          2. Each of the Johnson Controls Savings and Investment (401K) Plan's, the Johnson Controls World Services Inc. Retirement Savings Plan's and the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan's Annual Reports on Form 11-K for the year ended December 31, 1997, which includes certified financial statements each of the Johnson Controls Savings and Investment (401K) Plan, the Johnson Controls World Services Inc. Retirement Savings Plan and the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan as of and for the year ended December 31, 1997.

          3. All other reports filed by the Company since September 30, 1997 pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended.

          4. The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated April 23, 1965, as superseded by the description contained in the Company's definitive proxy/registration statement (Form S-14 Registration No. 2-62382) incorporated by reference as Exhibit 1 to Current Report on Form 8-K, dated October 23, 1978, and in the Company's Registration Statement on Form S-14, dated April 18, 1985 (Registration No. 2-97136), and any amendments or reports filed for the purpose of updating such description.

          5. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, filed November 30, 1994, and any amendments or reports filed for the purpose of updating such description.

          All documents subsequently filed by the Company or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         --------------------------
                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------
                  None.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's Bylaws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal. profit; or (d) willful misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

          Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-Laws is not exclusive of any other rights to which a director or officer of the Company may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

          The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

          The undersigned Registrant hereby undertakes to submit the ASG/John's Creek Savings and Investment (401K) Plan, as amended, and the Prince Employee Retirement Trust, as amended, to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to continue the qualification of the Prince Employee Retirement Trust under Section 401 of the Internal Revenue Code of 1986, as amended (the "IRC").

          The undersigned Registrant has submitted the Johnson Controls Savings and Investment (401K) Plan, the Johnson Controls World Services Inc. Retirement Savings Plan and the Johnson Controls Northern New Mexico, L.L.C Retirement Savings Plan to the IRS in a timely manner and has made all changes required by the IRS in order to qualify such plans under Section 401 of the IRC.

Item 9.  Undertakings.
         -------------

                  (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment
          thereof)  which,  individually  or  in  the  aggregate,   represent  a
          fundamental change in the information set forth in the Registration Statement;

                           (iii)  To  include  any  material   information  with
         respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, as of October 23, 1998.

                             JOHNSON CONTROLS, INC.



                                    By:     /s/ James H. Keyes
                                            James H. Keyes
                                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of October 23, 1998, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Stephen A. Roell and John P. Kennedy, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ James H. Keyes             Chairman, Chief Executive Officer and Director
James H. Keyes                          (principal executive officer)

/s/ Stephen A. Roell          Senior Vice President and Chief Financial Officer
Stephen A. Roell                (principal financial and accounting officer)

/s/ William F. Andrews                            Director
William F. Andrews

/s/ Robert L. Barnett                             Director
Robert L. Barnett

/s/ John M. Barth                                Director
John M. Barth

/s/ Fred L. Brengel                               Director
Fred L. Brengel

/s/ Paul A. Brunner                               Director
Paul A. Brunner

/s/ Robert A. Cornog                              Director
Robert A. Cornog

/s/ Willie D. Davis                               Director
Willie D. Davis

/s/ William H. Lacy                               Director
William H. Lacy

/s/ Southwood J. Morcott                          Director
Southwood J. Morcott

/s/ Richard F. Teerlink                           Director
Richard F. Teerlink

/s/ Gilbert R. Whitaker, Jr.                      Director
Gilbert R. Whitaker, Jr.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the Johnson Controls Savings and Investment (401K) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 23rd day of October, 1998.

                                            JOHNSON CONTROLS SAVINGS AND
                                            INVESTMENT (401K) PLAN



                                            By:      /s/ Susan Davis
                                                     Susan Davis



                                            By:      /s/ John P. Kennedy
                                                    John P. Kennedy



                                            By:      /s/ Stephen A. Roell
                                                     Stephen A. Roell

                                            The   foregoing   persons   are  all
                                            members  of  the  Johnson   Controls
                                            Employee  Benefits Policy Committee,
                                            which  is the  administrator  of the
                                            Johnson    Controls    Savings   and
                                            Investment (401K) Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls World Services Inc. Benefits Administration Committee, which administers the Johnson Controls World Services Inc. Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 23rd day of October, 1998.

                                            JOHNSON CONTROLS WORLD SERVICES INC.
                                            RETIREMENT SAVINGS PLAN



                                            By:      /s/ Bettie Kennedy
                                                     Bettie Kennedy



                                            By:      /s/ Jerome D. Okarma
                                                     Jerome D. Okarma



                                            By:      /s/ Darlene M. Rose
                                                     Darlene M. Rose



                                            By:      /s/ Carol S. Willenbrock
                                                     Carol S. Willenbrock

                                        The foregoing persons are all members of the Johnson Controls World Services Inc. Benefits Administration Committee, which is the administrator of the Johnson Controls World Services Inc. Retirement Savings Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the John Controls Northern New Mexico, L.L.C. Benefits Administration Committee, which administers the Johnson Controls Northern New Mexico, L.L.C. Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 23rd day of October, 1998.

                                           JOHNSON CONTROLS NORTHERN NEW MEXICO,
                                           L.L.C. RETIREMENT SAVINGS PLAN



                                            By:      /s/ Jerome D. Okarma
                                                    Jerome D. Okarma



                                            By:      /s/ Darlene M. Rose
                                                     Darlene M. Rose



                                            By:      /s/ Carol S. Willenbrock
                                                     Carol S. Willenbrock

                                        The foregoing persons are all members of
                                        the  Johnson   Controls   Northern   New
                                        Mexico, L.L.C.  Benefits  Administration
                                        Committee, which is the administrator of
                                        the  Johnson   Controls   Northern   New
                                        Mexico, L.L.C. Retirement Savings Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Johnson Controls Employee Benefits Policy Committee, which administers the ASG/John's Creek Savings and Investment (401K) Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 23rd day of October, 1998.

                                            ASG/JOHN'S CREEK SAVING AND
                                            INVESTMENT (401K) PLAN



                                            By:      /s/ Susan Davis
                                                      Susan Davis



                                            By:      /s/ John P. Kennedy
                                                      John P. Kennedy



                                            By:      /s/ Stephen A. Roell
                                                     Stephen A. Roell

                                            The   foregoing   persons   are  all
                                            members  of  the  Johnson   Controls
                                            Employee  Benefits Policy Committee,
                                            which  is the  administrator  of the
                                            ASG/John's    Creek    Savings   and
                                            Investment (401K) Plan.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Prince Employees Retirement Trust Committee, which administers the Prince Employee Retirement Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, and the State of Wisconsin, on this 23rd day of October, 1998.

                        PRINCE EMPLOYEE RETIREMENT TRUST



                                            By:      /s/ William Beckman
                                                     William Beckman



                                            By:      /s/ Bruce Los
                                                      Bruce Los


                                            The   foregoing   persons   are  all
                                            members  of  the  Prince   Employees
                                            Retirement Trust Committee, which is
                                            the   administrator  of  the  Prince
                                            Employee Retirement Trust.

                                                 EXHIBIT INDEX

Exhibit No.                                          Exhibit
-----------                                          -------
(4.1) Rights Agreement between the Registrant and Firstar Trust Company (Rights Agent), as amended November 16, 1994 (incorporated by reference to
                              Exhibit 4.C to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (Commission File No. 1-5097)).

(23.1)                        Consent of PricewaterhouseCoopers LLP

(24)                          Powers  of   Attorney   relating   to   subsequent
                              amendments (included on the signature page to this Registration Statement).

                                      E-1